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Exhibit 99 (a)



Excellence in Electronics, Telecommunications, Automotive, Publishing
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                                  NEWS RELEASE

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FOR IMMEDIATE RELEASE                      CONTACT:    DAVID A. KAUER
                                                       VICE PRESIDENT AND
                                                       TREASURER
                                                       (614) 792-0468

           INSILCO CORPORATION ANNOUNCES COMPLETION OF EXCHANGE OFFER

         COLUMBUS, OHIO, NOVEMBER 19, 1997 -- INSILCO CORPORATION (NASDAQ:INSL) announced today that it completed its offer to exchange up to $150,000,000 of publicly registered 10.25% Senior Subordinated Notes Due 2007, for a like amount of its unregistered 10.25% Senior Subordinated Notes Due 2007. The Company indicated that all of its unregistered Notes were exchanged for the new registered Notes.

    Insilco Corporation, based in suburban Columbus Ohio, is a diversified manufacturer of industrial components and a supplier of specialty publications. The Company's industrial business units serve the automotive, electronics, telecommunications and other industrial markets, and its publishing business serves the school yearbook market. It had revenues in 1996 of $572 million.

Investor Relations Contact: David A. Kauer, (614) 792-0468 or write to Insilco Corporation, Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860.